Exhibit 8.2

VTTI Energy Partners LP

25-27 Buckingham Palace Road

London, SW1W 0PP

United Kingdom

Our reference: 29872.50002/80440376v2

August 12, 2016

Registration Statement on Form F-3: Exhibit 8.2 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for VTTI Energy Partners LP, a Marshall Islands limited partnership (the “Partnership”), in connection with the issuance and sale of common units representing limited partnership interests in the Partnership being sold pursuant to a Registration Statement on Form F-3 (File No. 333-21047, and together with any post-effective amendments, the “Registration Statement”) filed on April 29, 2016 and declared effective on August 8, 2016, a base prospectus filed on April 29, 2016 (the “Base Prospectus”), a supplement to the Base Prospectus filed on August 8, 2016 (the “Prospectus Supplement”), and a supplement to the Base Prospectus dated August 8, 2016 (the “Final Prospectus”).

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement, Base Prospectus, and Prospectus Supplement, and (ii) such other papers, documents and certificates of public officials and certificates of representatives of the Partnership and its general partner as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Base Prospectus under the caption “Non-United States Tax Considerations—Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Final Prospectus (except for the representations and statements of fact of the Partnership included under such captions, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to a report of the Partnership on Form 6-K, the discussion of this opinion in the Registration Statement and Final Prospectus, and to the references to our firm in the Registration Statement, the Base Prospectus, the Prospectus Supplement, and the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP